UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 10, 2008 (October 10, 2008)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders

           On October 10, 2008, Spectrum Brands, Inc. (the "Company") entered into an agreement ("Tripartite Agreement") with U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States ("U.S. Bank") and the trustee under the indenture governing the Company's senior subordinated notes due 2015, and Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States ("Wells Fargo") and the trustee under the indenture governing the variable rate senior subordinated notes due 2013 (the "2007 Indenture"), pursuant to which U.S. Bank will replace Wells Fargo as trustee, paying agent, registrar and custodian under the 2007 Indenture.  In accordance with the terms of the Tripartite Agreement and the notice of resignation delivered to the Company by Wells Fargo pursuant to the terms of the 2007 Indenture, the resignation and appointment will be effective as of October 24, 2008.  The Company does not expect that the appointment of U.S. Bank as trustee will have any impact on the rights of holders of the variable rate senior subordinated notes or the Company's performance of its obligations under the 2007 Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2008	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer